                                                                     EXHIBIT 4.3
                             REIMBURSEMENT AGREEMENT

          THIS REIMBURSEMENT AGREEMENT ("Agreement") dated as of October 10, 1995, by each of Morrison Knudsen Corporation, a Delaware corporation ("MKD"), Morrison Knudsen Corporation, an Ohio Corporation ("MKO"), and each of the affiliates of MKD listed on the signature pages hereof (collectively, the "Obligors," and each, an "Obligor"), to and for the benefit of Fidelity and Deposit Company of Maryland (the "Bonding Company").

                                    RECITALS

          A. Reference is made to (1) the Guaranty Agreement dated as of October 10, 1995 by the Bonding Company in favor of Credit Suisse (the "Guaranty Agreement") and (2) the Override Agreement dated as of July 31, 1995 among MKD, MKO, the Banks and Other Financial Institutions Named Therein and Mellon Bank, N.A., as Agent (as amended from time to time, the "Override Agreement"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Guaranty Agreement.

          B. In order to induce the Bonding Company to participate in a global restructuring (the "Global Restructuring") of certain obligations of MKO and MKD, the Bonding Company has required that the Obligors execute and deliver to the Bonding Company this Agreement.

          C. MKO has operated a public transportation manufacturing business (the "Business") providing engineering services and manufacturing and refurbishing light rail cars for various municipalities and other governmental entities (collectively, the "Transit Division Customers").

          D. The Transit Division Customers, the Obligors, the Bonding Company, and other parties have agreed to a global restructuring of certain obligations of the Obligors (the "Global Restructuring"), the principal terms and conditions of which include, among other things, that MKO would transfer and assign to American Passenger Rail Car Company, L.L.C. (the "Borrower") assets used to conduct the Business in accordance with the terms of an Asset Purchase Agreement dated as of October 10, 1995 (the "Asset Purchase Agreement"). In connection with the Guaranty Agreement, the Bonding Company and the Borrower have entered into an Indemnification and Reimbursement Agreement dated as of October 10, 1995 (the "Indemnification and Reimbursement Agreement").

          E. The Sureties are concurrently entering into a Release of even date in reliance upon each of the following, and would not execute such Release in the absence of any of the following: (i) the validity and enforceability of this Agreement, the Distribution Agreement (as defined in the Override Agreement as in effect on the date hereof) and the documents securing the obligations of the Obligors under this Agreement, (ii) the validity and enforceability of each of the transactions contemplated by the Asset Purchase Agreement, (iii) neither the Borrower nor the Sureties will be required to make any post closing payments as a consequence of any bankruptcy proceeding or otherwise, in order to retain the benefits of the assets transferred in the Asset Purchase Agreement, including the contracts with the Transit Division Customers.

          F. Accordingly, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Obligors hereby agree as follows:

          SECTION 1. Each of the Obligors absolutely and unconditionally agrees, jointly and severally, to indemnify and pay the Bonding Company (a) for any losses incurred by the Bonding Company under, pursuant to or in connection with the Guaranty Agreement or the Indemnification and Reimbursement Agreement and (b) for any losses incurred by the Bonding Company in connection with (i) any loan it makes to the Borrower, (ii) any extensions of credit made pursuant to Section 2.4 of the Intercreditor and Subordination Agreement dated as of October 10, 1995 among the Bonding Company, Bank of America National Trust and Savings Association, as agent for itself and certain other banks and financial institutions, or (iii) matters referred to in Section 2 of the Agreement of Indemnity dated as of October 10, 1995 between the Borrower and the Bonding Company (in calculating the losses of the Bonding Company under this paragraph, any amounts paid by the Bonding Company to any third party shall bear interest at the interest rate then being charged under the Override Agreement (which may be the Prime Rate or the Default Rate, each as defined in the Override Agreement) (the "Obligations"); PROVIDED, HOWEVER, that the maximum amount of the Obligations hereunder shall not, except for interest referred to in the following sentence, exceed $31,249,377.00. After the amount of the "Obligations" hereunder has become fixed at an amount not to exceed $31,249,377.00, such amount shall thereafter bear interest until paid at the interest rate then being charged under the Override Agreement (which may be the Prime Rate or the Default Rate, each as defined in the Override Agreement). The losses referred to in this Section 1 refer only to losses incurred in connection with the Borrower's performance of the Transit Division Contracts (as defined in the Asset Purchase Agreement) and not in connection with the Borrower's performance of other contracts or projects undertaken by the Borrower. In calculating the amount of such losses, any recovery received by the Bonding Company from any disposition of the Borrower shall not reduce such loss. The losses referred to above will be fixed on the day (the "Loss Determination Date") that is ninety (90) days after the date the last railcar manufactured pursuant to the Transit Division Contracts (as defined in the Asset Purchase Agreement) is accepted by a Transit Division Customer. The Obligors shall make payments with respect to the Obligations in accordance with the Distribution Agreement (as defined in the Override Agreement as in effect on the date hereof).

          SECTION 2. Each of the Obligors waives presentment to, demand of payment from and protest to any other corporation, partnership, company, person, firm or other entity (any of which a "Person") obligated with respect to any of the Obligations, and also waives notice of acceptance and notice of protest for nonpayment. The obligations of each Obligor hereunder shall not be affected by: (a) the failure of the Bonding Company to assert any claim or demand or to enforce any right or remedy against any Obligor; or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any guarantee or any other agreement, including with respect to any other Obligor under this Agreement.

          SECTION 3. Each of the Obligors waives any right to require that any resort be had by the Bonding Company to any other Person responsible for the Obligations or any security held for payment of the Obligations.

          SECTION 4. The obligations of each Obligor hereunder shall be absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any setoff, counterclaim, deduction, diminution, abatement, suspension, reduction, recoupment, termination or defense (other than full and strict indefeasible satisfaction of the Obligations) whatsoever. Without limiting the generality of the foregoing, the obligations of each Obligor hereunder shall not be released, discharged, impaired or otherwise affected by any circumstance or condition whatsoever (whether or not the Obligor has knowledge thereof) which may or might in any manner or to any extent vary the risk of any Obligor or otherwise operate as a discharge of any Obligor as a matter of law or equity (other than the indefeasible payment in full of all of the Obligations), including, without limitation:

               (a) any amendment, modification, addition, deletion or supplement to or other change to any of the terms of the Guaranty Agreement, the Credit Agreement or any other instrument or agreement applicable to any of the parties hereto or thereto, or any assignment or transfer of any thereof, or any furnishing, acceptance, surrender, substitution, modification or release of any security for any of the Obligations, or the failure of any security or the failure of any person to perfect any interest in any collateral;

               (b) any failure, forbearance, omission or delay on the part of any Obligor or the Bonding Company to conform or comply with any term of any instrument or agreement, or any failure to give notice to any Person of the occurrence of an Event of Default under the Guaranty Agreement or the Credit Agreement;

               (c) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the Guaranty Agreement or the Credit Agreement, or any other waiver, consent, extension, renewal, indulgence, compromise, release, settlement, refunding or other action or inaction under or in respect of the Obligations, or under or in respect of any obligation or liability of the Borrower or any Obligor or the Bonding Company or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any of the foregoing;

               (d) any extension of the time for payment of the principal of or interest, or of the time for performance, of any obligations, covenants or agreements under or arising out of the Guaranty Agreement or the Credit Agreement, or the extension or the renewal thereof;

               (e) any failure, omission or delay on the part of the Bonding Company to enforce, assert or exercise any right, power or remedy conferred on it in any agreement relating to the Obligations, or any other failure, omission, delay, action or inaction on the part of the Bonding Company;

               (f) to the extent permitted by applicable law, any voluntary or involuntary bankruptcy, insolvency, reorganization, moratorium, arrangement, adjustment, readjustment, composition, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to any Obligor or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding (including, without limitation, any automatic stay incident to any such proceeding); or

               (g) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense, release or discharge (including the release or discharge of the liabilities of a obligor or surety or which might otherwise limit recourse against any Obligor, whether or not the Obligor shall have notice or knowledge of the foregoing).

          SECTION 5. Each of the Obligors agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded, invalidated, declared to be fraudulent or preferential, or must otherwise be returned, refunded, repaid or restored by the Bonding Company upon the bankruptcy or reorganization of any Obligor or otherwise.

          SECTION 6. None of the Obligors shall have any right by way of subrogation, contribution or otherwise as a result of the payment of any sums hereunder. Each of the Obligors agrees that it will never have, and hereby waives and disclaims, any claim or right against the Borrower or any other Person by way of subrogation, contribution or otherwise in respect of any payment that such Obligor may be required to make hereunder.

          SECTION 7. Each Obligor represents, warrants and covenants that this Agreement has been duly authorized by each Obligor and constitutes the legal, valid and binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms.

          SECTION 8. This Agreement shall be binding upon each Obligor and its successors, and shall inure to the benefit of the Bonding Company and its successors and assigns. None of the Obligors may assign or transfer any of its rights or obligations under this Agreement, without the prior written consent of the Bonding Company.

          SECTION 9. No failure on the part of the Bonding Company to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Bonding Company preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Bonding Company shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by the Bonding Company.

          SECTION 10. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflict of laws doctrine.

          SECTION 11. All notices, requests and other communications to any party hereunder shall be in writing (including telex, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or telex number set forth below or such other address, facsimile number or telex number as such party may hereafter specify as provided through a notice complying with this section.
Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this section and the appropriate answer back is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, seventy-two
(72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this section. Addresses for the parties as of the date of this Agreement are as follows:

                         If to any Obligor:

                         c/o Morrison Knudsen Corporation
                         720 Park Boulevard
                         Boise, ID  83729
                         Attention: Stephen G. Hanks
                         Telephone: (208) 386-6176
                         Telecopy: (208) 386-5298

                         with copies to:

                         Jones, Day, Reavis & Pogue
                         77 West Wacker Drive
                         Chicago, IL  60601-1692
                         Attention: Jeffrey W. Linstrom
                         Telephone: (312) 269-4361
                         Telecopy: (312) 782-8585


                         If to the Bonding Company:

                         Fidelity and Deposit Company of Maryland
                         300 Saint Paul Place
                         Baltimore, Maryland 21202

                         Attention: Robert L. Lawrence
                         Telephone: (410) 588-4674
                         Telecopy: (410) 528-4964

                         with copies to:

                         Steptoe & Johnson
                         1330 Connecticut Avenue, N.W.
                         Washington, D.C. 20036
                         Attention: Filiberto Agusti, Esq.
                         Telephone: (202) 429-6428
                         Telecopy: (202) 429-3902


          SECTION 12. If any provision contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to any Obligor, the validity, legality and enforceability of the remaining provisions contained herein, and of such provision with respect to any other Obligor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 13. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument; provided that this Agreement shall be construed as a separate agreement with respect to each Obligor and may be amended, modified, supplemented, waived or released with respect to any Obligor without the approval of any other Obligor and without affecting the obligations of any other Obligor hereunder.

          SECTION 14. Except as set forth in Section 13, this Agreement may not be amended except pursuant to a written agreement executed by each of the parties hereto.

          SECTION 15. Each of the Obligors agrees, jointly with the other Obligors and severally, to pay on demand any and all costs and expenses incurred by the Bonding Company in connection with enforcement of any rights under this Agreement (including the reasonable fees and expenses of counsel employed by the Bonding Company).

               SECTION 16. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS DOCTRINE. EACH OF THE OBLIGORS HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF ANY COURT LOCATED IN THE DISTRICT OF COLUMBIA IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, NEW BONDS AND ANY INDEMNIFICATION AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE OBLIGORS HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE BONDING COMPANY IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND

OBLIGATIONS, ON BEHALF OF THEMSELVES AND THEIR PROPERTY, IN THE MANNER SPECIFIED IN SECTION 11 (PROVIDED, TELECOPY NOTICES MAY NOT BE USED FOR THIS PURPOSE). NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF THE BONDING COMPANY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BONDING COMPANY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE OBLIGORS OR THEIR PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

               SECTION 17. THE BONDING COMPANY AND EACH OF THE OBLIGORS EACH HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         MORRISON KNUDSEN CORPORATION,
                         an Ohio corporation

                         By:         /S/ STEPHEN G. HANKS
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Executive Vice President


                         MORRISON KNUDSEN CORPORATION,
                         a Delaware corporation

                         By:        /s/ Stephen G. Hanks
                                   ----------------------------------

                         Name:     Stephen G. Hanks
                         Title:    Executive Vice President


                         NATIONAL PROJECTS, INC.

                         By:         /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Senior Vice President
                                     and Secretary

                         MORRISON KNUDSEN SERVICES, INC.

                         By:         /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Secretary

                       MORRISON KNUDSEN FINANCIAL COMPANY,
                           INC.

                         By:         /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Chairman, President
                                     and Secretary

                       ATASCOSA MINING CO.

                         By:         /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:         Secretary

                       CENTENNIAL ENGINEERING, INC.

                         By:         /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Executive Vice President


                       CF SYSTEMS CORPORATION

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Secretary


                       CHEMICAL DEMILITARIZATION OF ANNISTON
                         COMPANY

                              /s/ Stephen G. Hanks
                         By:
                              ------------------------
                         Name:     Stephen G. Hanks
                         Title:    Secretary

                       JOY MK PROJECTS COMPANY

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Vice President and Secretary


                       MK CAPITAL COMPANY

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Vice President and Secretary


                       MK-FERGUSON ENGINEERING COMPANY

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Assistant Secretary


                       MK-FERGUSON OF IDAHO COMPANY

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Assistant Secretary


                       MK-FERGUSON OF OAK RIDGE COMPANY

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Assistant Secretary


                       MK INFRASTRUCTURE CORPORATION

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Secretary

                       MK TRAIN CONTROL, INC.

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Vice President and Secretary

                       NAVASOTA MINING COMPANY, INC.

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Secretary

                       YAMPA MINING CO.

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Secretary

                       MORRISON-KNUDSEN COMPANY, INC.

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Chairman and President

                       MORRISON-KNUDSEN ENGINEERS, INC.

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Vice President and Secretary

                       MORRISON-KNUDSEN INTERNATIONAL
                         COMPANY, INC.

                         By:           /s/ Stephen G. Hanks
                                   ----------------------------------
                         Name:     Stephen G. Hanks
                         Title:    Vice President and Secretary

                             SCHEDULES AND EXHIBITS



                    THE REGISTRANT AGREES TO PROVIDE TO THE
                SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST,
                WITH COPIES OF THE SCHEDULES AND EXHIBITS HERETO.